UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 31, 2007

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 31, 2007 the Registrant entered into a Securities Purchase Agreement (“Agreement”) with West Coast Pictures, LLC (“WCP”), a California limited liability company, for the purchase of Four Million Four Hundred Fifty Thousand (4,450,000) shares of the Registrant’s Common Stock (“Purchase Shares”) for the purchase price of Three Hundred Twenty-Five Thousand Dollars ($325,000) and a commitment by WCP to contribute five (5) film assets (listed in a Schedule to the Agreement) to joint ventures in which the Registrant will participate.

The transaction is subject to certain closing conditions set forth in the Agreement, and the Registrant expects the sale of the Purchase Shares to close on November 7, 2007.
The Agreement further states that at the direction of WCP, the Registrant will issue Four Hundred Sixty Thousand (460,000) of the Purchase Shares directly to Hagen Behring. Therefore, WCP will receive Three Million Nine Hundred Ninety Thousand (3,990,000) of the Purchase Shares.

This transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.
In addition, the Registrant granted WCP “piggyback” registration rights with respect to its Purchase Shares on certain future registration statements of the Registrant, if any.

Item 9.01. Financial Statements and Exhibits

Exhibit No.   Description

2.1    Securities Purchase Agreement dated October 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: November 5, 2007	By:	/s/ Philip M. Holmes
Philip M. Holmes, President
Title